                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 9, 1999
                       (Date of Earliest Event Reported)

                       MACE SECURITY INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)

                                   Delaware
                           (State of Incorporation)

                                    0-22810
                           (Commission File Number)

                                  03-0311630
                       (IRS Employer Identification No.)

        1000 Crawford Place, Suite 400, Mount Laurel, New Jersey 08054
                   (Address of Principal Executive Offices)

                                (856) 778-2300
                        (Registrant's Telephone Number)

Item 2.  Acquisition of Eager Beaver Car Wash, Inc.

     On September 9, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), acquired all of the outstanding stock of Eager Beaver Car Wash, Inc. (collectively "Eager Beaver") pursuant to the terms of a Stock Purchase Agreement (the "Agreement") dated June 21, 1999, by and between the Registrant on one hand, and Ken H. Bachman, Claudia Bachman, Carolyn Schmidt, Daniel Warmbier, and Diane Warmbier (the "Sellers") on the other hand. Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the outstanding shares of stock of the Sellers who are in the business of operating car wash facilities in Brandenton, Fort Myers, Venice and Sarasota, Florida. Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement which is incorporated as Exhibit 2.1.

     At Closing, the Company delivered to Sellers 656,869 shares of the Company's common stock. No cash was paid to the shareholders for the acquisition of the shares of the Sellers. The acquisition is to be accounted for using the "pooling of interests" method of accounting.

     At the closing, the Registrant assumed approximately $3,818,000 of outstanding indebtedness of Eager Beaver. The acquisition includes all of the assets and liabilities, including the real estate, to operate the car wash facilities. The Registrant intends to continue to use the acquired assets in the business of operating car washes in Brandenton, Fort Myers, Venice and Sarasota, Florida.

     Item 7. Financial Statements and Exhibits.

(a)  Financial Statements of business acquired.

     Report of Independent Auditors
     Balance Sheets as of January 31, 1999 and 1998
     Statements of Income for the Two Years Ended January 31, 1999 and 1998 Statements of Stockholders' Equity for the Two Years Ended
          January 31, 1999 and 1998
     Statements of Cash Flows for the Two Years Ended January 31, 1999 and 1998 Notes to Financial Statements

     Balance Sheets as of July 31, 1999 (Unaudited)
     Statements of Income for the Six Months Ended July 31, 1999
          and 1998 (Unaudited)
     Statements of Cash Flows for the Six Months
          Ended July 31, 1999 and 1998 (Unaudited)
     Selected Notes to Financial Statements (Unaudited)

(b)  Pro Forma Financial information

     Pro forma Consolidated Statement of Operations for the Year Ended
          December 31,1998 (Unaudited)
     Pro forma Consolidated Statement of Operations for the Six Months Ended
          June 30, 1999 (Unaudited)
     Pro forma Consolidated Balance Sheet as of June 30, 1999 (Unaudited)

(c)  Exhibits

*2.1 Stock Purchase Agreement dated as of June 21, 1999, by and between Ken H.
     Bachman, as Trustee under the Kenneth H. Bachman Revocable Trust under agreement dated 9/12/94, Claudia Bachman, as Trustee under the Claudia Bachman Revocable Trust under agreement dated 9/12/94, Carolyn Schmidt, Daniel Warmbier, and Diane Warmbier on the one hand, and Mace Security International, Inc. on the other hand.

*99  Press Release dated September 9, 1999.

23.1 Consent of Ernst & Young LLP

* Incorporated by reference

_______________________________________________________________________________

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 1999       MACE SECURITY INTERNATIONAL, INC.


                                  By:/s/ Gregory M. Krzemien
                                     -----------------------
                                  Gregory M. Krzemien
                                  Chief Financial Officer and Treasurer

                              Financial Statements

                          Eager Beaver Car Wash, Inc.

                     Years ended January 31, 1999 and 1998
                      with Report of Independent Auditors

                          Eager Beaver Car Wash, Inc.

                              Financial Statements

                     Years ended January 31, 1999 and 1998


                                    Contents

Report of Independent Auditors....................................... 1

Audited Financial Statements

Balance Sheets....................................................... 2
Statements of Income................................................. 4
Statement of Stockholders' Equity.................................... 5
Statements of Cash Flows............................................. 6
Notes to Financial Statements........................................ 7

                        Report of Independent Auditors

The Board of Directors
Eager Beaver Car Wash, Inc.

We have audited the accompanying balance sheets of Eager Beaver Car Wash, Inc. as of January 31, 1999 and 1998, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eager Beaver Car Wash, Inc., as of January 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                          /s/  Ernst & Young LLP

Tampa, Florida
October 15, 1999

                          Eager Beaver Car Wash, Inc.

                                Balance Sheets

                                                                      January 31
                                                                1999             1998
                                                           -------------------------------
Assets
Current assets:
 Cash and cash equivalents                                    $   441,305      $   425,193
 Accounts receivable                                               38,707           39,666
 Inventories                                                       91,695           95,534
 Prepaid expenses                                                   7,066            3,491
                                                           -------------------------------
Total current assets                                              578,773          563,884

Property and equipment:
 Land                                                           2,034,855        2,034,855
 Buildings and improvements                                     2,827,444        2,825,950
 Machinery and equipment                                          833,601          836,416
 Furniture and fixtures                                            88,967           89,621
                                                           -------------------------------
                                                                5,784,867        5,786,842
 Accumulated depreciation                                      (2,087,579)      (1,935,327)
                                                           -------------------------------
                                                                3,697,288        3,851,515


Notes receivable - shareholders                                   543,985          310,820
Other assets                                                       15,666           17,281
                                                           -------------------------------
Total assets                                                  $ 4,835,712      $ 4,743,500
                                                           ===============================

                                                                      January 31
                                                                 1999            1998
                                                          --------------------------------
Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                                               $   57,510      $   98,083
 Accrued expenses                                                  146,839         165,888
 Unearned revenue                                                  206,729         221,089
 Current portion of long-term debt                                 358,964         345,281
                                                          --------------------------------
Total current liabilities                                          770,042         830,341

Long-term debt, less current portion                             3,496,904       3,611,245

Commitments and contingencies
Stockholders' equity:
 Class A common stock, $.01 par value; 40,000 shares
  authorized; 1,000 shares issued and outstanding,
  respectively                                                          10              10
 Class B common stock, $.01 par value; 60,000 shares
  authorized; 1,000 shares issued and outstanding,
  respectively                                                          10              10
 Additional paid in capital                                        102,813         102,813
 Retained earnings                                                 465,933         199,081
                                                          --------------------------------
Total stockholders' equity                                         568,766         301,914
                                                          --------------------------------
Total liabilities and stockholders' equity                      $4,835,712      $4,743,500
                                                          ================================

See accompanying notes.

                          Eager Beaver Car Wash, Inc.

                             Statements of Income


                                                                 Year ended January 31
                                                                  1999              1998
                                                         -----------------------------------
Net sales                                                       $3,985,916        $3,856,507
Cost of sales                                                    1,857,957         1,844,344
                                                         -----------------------------------
Gross profit                                                     2,127,959         2,012,163

Operating expenses:
 Employment costs                                                  333,222           329,202
 Depreciation                                                      157,957           167,972
 Insurance                                                         109,612            94,419
 Maintenance and repair                                            139,580           211,773
 Selling, general and administrative                               459,671           459,824
                                                         -----------------------------------
Total operating expenses                                         1,200,042         1,263,190

Interest expense, net                                             (266,452)         (286,486)
Other income                                                        58,628            73,705
                                                         -----------------------------------

Net income                                                      $  720,093        $  536,192
                                                         ===================================

See accompanying notes.

                          Eager Beaver Car Wash, Inc.

                      Statements of Stockholders' Equity

                                        Class A             Class B
                                      Common stock       Common stock         Additional      Retained
                                   ---------------------------------------
                                     Shares  Amount    Shares    Amount     paid in capital   earnings     Total
                                   --------------------------------------------------------------------------------
Balance at January 31, 1997           1,000     $10   1,000      $   10         $102,813      $ 105,824   $ 208,657
 Net income                               -       -       -           -                -        536,192     536,192
 Dividends                                -       -       -           -                -       (442,935)   (442,935)
                                   --------------------------------------------------------------------------------
Balance at January 31, 1998           1,000      10   1,000          10          102,813        199,081     301,914
 Net income                               -       -       -           -                -        720,093     720,093
 Dividends                                -       -       -           -                -       (453,241)   (453,241)
                                   --------------------------------------------------------------------------------
Balance at January 31, 1999           1,000     $10   1,000      $   10         $102,813      $ 465,933   $ 568,766
                                   ================================================================================

See accompanying notes.

                          Eager Beaver Car Wash, Inc.

                           Statements of Cash Flows

                                                      Year ended January  31
                                                       1999           1998
                                                 -----------------------------
Operating activities
Net income                                            $ 720,093      $ 536,192
Adjustments to reconcile net income to net cash
provided by operating activities:
  Depreciation                                          157,957        167,972
  Loss on disposition of assets                             634          2,805
  Changes in operating assets and liabilities:
     Accounts receivable                                    959         (5,444)
     Inventories                                          3,839          5,696
     Prepaid expenses                                    (3,575)        15,050
     Other assets                                         1,615          1,470
     Accounts payable and other accrued expenses        (59,622)       (21,681)
     Unearned revenue                                   (14,360)        36,549
                                                 -----------------------------
Net cash provided by operating activities               807,540        738,609

Investing activities
Purchases of property and equipment                      (4,364)      (155,030)
                                                 -----------------------------
Net cash used in investing activities                    (4,364)      (155,030)

Financing activities
Repayments of notes payable                            (100,658)      (150,854)
Dividends paid                                         (453,241)      (442,935)
Shareholder advances, net                              (233,165)      (241,835)
                                                 -----------------------------
Net cash used in financing activities                  (787,064)      (835,624)
                                                 -----------------------------

Net increase (decrease) in cash                          16,112       (252,045)
Cash at beginning of year                               425,193        677,238
                                                 -----------------------------
Cash at end of year                                   $ 441,305      $ 425,193
                                                 =============================

Supplemental disclosure
Cash paid for interest                                $ 300,025      $ 304,807
                                                 =============================

See accompanying notes.

                          Eager Beaver Car Wash, Inc.

                         Notes to Financial Statements

                           January 31, 1999 and 1998


1. Organization and Description of Business

Eager Beaver Car Wash, Inc. (the "Company") was incorporated in Florida in September 1976. The Company operates car wash facilities and a lubrication center from five locations throughout west central and south central Florida. The Company's operations provide a full line of car cleaning services including washing, waxing, and detailing services.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue is generally recognized at the time services are performed. Credit is extended to certain businesses and municipalities who have multiple vehicles for which services are performed based upon evaluation of the customer's financial condition, and generally collateral is not required.

Cash and Cash Equivalents

Cash and cash equivalents include all highly-liquid investments which have an original maturity of three months or less at the date of purchase. Cash equivalents are stated at cost which approximates market value. Deposits with banks are generally federally insured in limited amounts.

Inventories

Inventories are stated at cost which is not in excess of market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of various chemical cleaning supplies used in the Company's operations and merchandise inventory sold at impulse counters in each of the Company's locations.

                          Eager Beaver Car Wash, Inc.

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is generally computed on a straight line basis for financial reporting purposes and accelerated methods for income tax purposes. The ranges of estimated useful lives are as follows:

                                                           Years
                                                    -----------------
          Buildings and improvements                       25 - 31
          Machinery and equipment                            5 - 7
          Furniture and fixtures                             5 - 7

Advertising Costs

Advertising costs are expensed as incurred and are included in selling, general, and administrative expenses in the accompanying statements of income. Total advertising expenses were approximately $120,400 and $131,500 for the years ended January 31, 1999 and 1998, respectively.

Income Taxes

The Company has an elected S Corporation income tax status whereby its taxable income and tax credits are included in the personal income tax returns of Eager Beaver's stockholders and the resulting tax liabilities or benefits are those of the stockholders. Therefore no provision or liability for income taxes is reflected in the financial statements.

Unearned Revenue

Unearned revenue represents a liability to the Company for outstanding gift certificates and ticket books sold but not yet redeemed. The Company estimates these unredeemed amounts based on gift certificate and ticket book sales and redemptions throughout the year as well as utilizing historical sales and redemption rates.

                          Eager Beaver Car Wash, Inc.

2. Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company accounts for long-lived assets in accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("Statement 121"). Statement 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount.


3. Long-Term Debt

Long-term debt consists of the following:

                                                             January 31
                                                        1999           1998
                                                  -----------------------------
Bank Note                                             $2,221,858     $2,282,892
Affiliate Notes                                        1,389,399      1,429,023
Stockholder Notes                                        244,611        244,611
                                                  -----------------------------
                                                       3,855,868      3,956,526
Less current portion                                    (358,964)      (345,281)
                                                  -----------------------------
                                                      $3,496,904     $3,611,245
                                                  =============================

Bank Note: The Company has a note payable with a bank (the "Bank Note") which provides for equal monthly payments of principal and interest due on the first day of each month with all balances of principal and interest due on December 1, 2005. The monthly principal and interest payments may adjust each January 1 based on the interest rate option chosen by the Company each December 1 that an interest rate adjustment is available to the Company. The Company can elect to pay principal and interest under the following three interest rate options: (1) One Year Adjustable: The interest rate for each year, effective January 1, will be set each year at 225 basis points over the one year United States Treasury constant in effect on December 1 each loan year prior to renewal. (2) Three Year
Adjustable: The interest rate for each year, effective January 1, will be set every three years at 225 basis points over the three year United States Treasury constant in effect on December 1 each loan year prior to renewal. (3) Five Year
Adjustable: The interest rate for each year, effective January 1, will be set every five years at 225 basis points over the five year United States Treasury constant in effect on December 1 each loan year prior to renewal.

                          Eager Beaver Car Wash, Inc.

3.   Long-Term Debt (continued)

Bank Note (continued): The Bank Note is secured by certain real property and equipment of the car wash facilities located in North Sarasota, Fort Myers and Bradenton, Florida.

The effective interest rate of the Bank Note at January 31, 1999 was 6.68% which reflects the five year adjustable option chosen by the Company effective January 1, 1999.

Affiliate Notes: The Company has unsecured notes payable to Bullseye Properties, Inc., an affiliate company whose majority shareholder is the Company's President (the "Affiliate Notes"). The Affiliate Notes provide for equal payments of principal and interest due the first day of each month under similar terms as those of the Bank Note.

Stockholder Notes: The Company has notes payable to a stockholder and officer of the Company under informal borrowing arrangements (the "Stockholder Notes"). Based on a verbal agreement, the Stockholder Notes are unsecured and provide for monthly payments of interest only. In connection with the common stock transaction described in Note 8, the Company repaid the Stockholder Notes. Accordingly, the related amounts outstanding at January 31, 1999 have been classified as current in the accompanying balance sheet.

The Company's loan agreements contain no restrictive covenants. Substantially all of the Company's outstanding debt was personally guaranteed by Ken Bachman, the Company's President and majority shareholder prior to the transaction described in Note 8.

Aggregate maturities of long-term debt for the five years subsequent to January 31, 1999, are as follows:

          2000                                             $  358,964
          2001                                                122,479
          2002                                                132,057
          2003                                                141,933
          2004                                                152,552
          Thereafter                                        2,947,883
                                                           ----------
                                                           $3,855,868
                                                           ==========

                          Eager Beaver Car Wash, Inc.

4. Stockholders' Equity

The Company's authorized capital consists of 40,000 shares of Class A voting common stock, $.01 par value and 60,000 shares of Class B non-voting common stock, $.01 par value. The Class A common and Class B common shares have equal rights and preferences including dividend rights and liquidation preferences but, except as otherwise provided by law, only the Class A common shares shall be entitled to vote on action required or permitted by law to be approved by stockholders. Each share of Class A common stock entitles the holder to 1 vote per share.

On December 31, 1996, the Company granted warrants to its existing stockholders to purchase 500 shares of Class A common stock at $9.25 per share. The warrants are exercisable wholly or in part at any time for the longer of (i) ten years from the date of grant or (ii) ten years from the date of a "change of control" as defined in the instrument. If the ownership of the Company's Class A common stock is sold to a corporation which is a reporting company under the Securities Exchange Act of 1934 (the "Acquirer") by way of a sale of all of the Company's Class A common stock so that Ken H Bachman and Claudia Bachman no longer directly or indirectly own fifty percent (50%) or more of the Company's Class A common stock, or by merger, then the holder of each warrant shall receive in exchange for the Company's warrant a warrant of the Acquirer for shares of the Acquirer's common stock at a rate of 100 shares for each share in the Company's warrant.

Additionally on December 31, 1996, the Company granted warrants to its existing stockholders to purchase 500 shares of Class B common stock at $9.25 per share. The warrants are exercisable wholly or in part at any time for the longer of (i) ten years from the date of grant or (ii) ten years from the date of a "change of control" as defined in the instrument. If the ownership of the Company's Class B common stock is sold to a corporation which is a reporting company under the Securities Exchange Act of 1934 (the "Acquirer") by way of a sale of all of the Company's Class B common stock so that Ken H Bachman and Claudia Bachman no longer directly or indirectly own fifty percent (50%) or more of the Company's Class B common stock, or by merger, then the holder of each warrant shall receive in exchange for the Company's warrant a warrant of the Acquirer for shares of the Acquirer's common stock at a rate of 100 shares for each share in the Company's warrant.

The Company has reserved 500 shares of Class A common stock and 500 shares of Class B common stock in connection with the warrants described above.

                          Eager Beaver Car Wash, Inc.

4.  Stockholders' Equity (continued)

Each stockholder of the Company is a party to a stock restriction agreement (the "Stockholders' Agreement") which restricts the transfer of the Company's common stock and provides existing stockholders, and/or the Company, the right of first refusal for the purchase of the Company's common stock under certain circumstances as defined in the Stockholders' Agreement. In connection with the common stock transaction described in Note 8, the provisions of the Stockholders' Agreement were amended to accommodate the transaction.

5. Related Party Transactions

From time to time and during the years ended January 31, 1999 and 1998, the Company made unsecured non-interest bearing advances to certain of its stockholders who are also officers of the Company. Substantially all of the advances were subsequently repaid from the dividend distributions of the Company.

The Company occupies its corporate headquarters, a portion of a multi-tenant building, under an informal arrangement with Bullseye Properties, Inc., an affiliated company. Under these arrangements, the Company pays no rent but is responsible for insurance, maintenance, utilities and certain common area charges on a pro rata basis.

The Company provides monthly accounting and administrative services to Bullseye Properties, Inc. The Company recognized revenues of approximately $12,100 in each of the years ended January 31, 1999 and 1998, respectively for services rendered under this arrangement.

6. Commitments and Contingencies

The Company is a party to employment agreements with four of its key employees. The employment agreements have provisions for, among other things, duties, compensation and non-compensation benefits. Additionally, the employment agreements provide that in the event of a "change of control", as defined in the agreements, the employee will receive a lump sum cash payment on the effective date of the "change of control" as severance in consideration for the employee's past service to the Company. In connection with the common stock transaction described in Note 8, the Company will recognize severance costs of approximately $1,185,000 in its results of operations for the fiscal year ending January 31, 2000 relating to the employment agreements described above.

                          Eager Beaver Car Wash, Inc.

6. Commitments and Contingencies (continued)

The Company leases a portion of the building space at several of its car wash facilities either on a month-to-month basis or under cancelable leases. During the years ended January 31, 1999 and 1998, the Company recognized revenues of approximately $36,800 and $57,200, respectively under these leasing arrangements. These amounts are classified as other income in the accompanying statements of income.

The Company is subject to federal and state environmental regulations, including rules relating to air and water pollution and the storage and disposal of oil, other chemicals, and waste. The Company believes that it complies with all applicable laws relating to its business.

7. Year 2000 Issue (Unaudited)

The Company has developed a plan to modify its information technology to be ready for the Year 2000 and has begun converting critical data processing systems in software. The Company currently expects the project to be substantially complete by late 1999 and does not expect this project to have a significant effect on operations.

8. Subsequent Event

Effective September 9, 1999, the stockholders of the Company sold all of their outstanding common stock to a wholly-owned subsidiary of Mace Security International, Inc.

                          Eager Beaver Car Wash, Inc.

                                 Balance Sheet
                                 July 31, 1999
                                  (Unaudited)

Assets
Current assets:
 Cash and cash equivalents                                     $   254,917
 Accounts receivable                                                38,240
 Inventories                                                       109,373
 Prepaid expenses                                                   20,647
                                                               -----------
Total current assets                                               423,177

Property and equipment:
 Land                                                            2,095,593
 Buildings and improvements                                      2,724,168
 Machinery and equipment                                           845,101
 Furniture and fixtures                                             89,417
                                                               -----------
                                                                 5,754,279
 Accumulated depreciation                                       (2,084,112)
                                                               -----------
                                                                 3,670,167

Notes receivable - shareholders                                     61,900
Other                                                               14,918
                                                               -----------
Total assets                                                   $ 4,170,162
                                                               ===========

Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                                                    $   25,316
 Accrued expenses                                                       157,441
 Unearned revenue                                                       169,891
 Current portion of long-term debt                                      123,066
                                                                     ----------
Total current liabilities                                               475,714

Long-term debt, less current portion                                  3,673,067

Commitments and contingencies
Stockholders' equity:
 Class A common stock, $.01 par value; 40,000 shares authorized;
  1,000 shares issued and outstanding                                        10


 Class B common stock, $ .01 par value; 60,000 shares
  authorized; 1,000 shares issued and outstanding                            10

 Additional paid in capital                                             102,813
 Retained earnings                                                      (81,452)
                                                                     ----------
Total stockholders' equity                                               21,381
                                                                     ----------
Total liabilities and stockholders' equity                           $4,170,162
                                                                     ==========

See accompanying notes.

                          Eager Beaver Car Wash, Inc.

                              Statements of Income
                                  (Unaudited)

                                                       Six Months ended July 31,
                                                         1999              1998
                                                 ----------------------------------
Net sales                                               $2,138,514       $2,062,134
Direct Operating Expenses                                1,151,309        1,135,951
                                                 ----------------------------------
                                                           987,205          926,183

Depreciation                                                52,600           80,410
Selling, general and administrative                        337,278          330,212
                                                 ----------------------------------
Operating income                                           597,327          515,561

Interest expense, net                                     (120,465)        (134,805)
Other income                                                40,020           29,933
                                                 ----------------------------------

Net income                                              $  516,882       $  410,689
                                                 ==================================

See accompanying selected notes.

                          Eager Beaver Car Wash, Inc.

                            Statements of Cash Flows
                                  (Unaudited)

                                                               Six Months ended July 31,
                                                                  1999            1998
                                                           -------------------------------
Operating activities
Net income                                                     $   516,882       $ 410,689
Adjustments to reconcile net income to net cash
provided by operating activities:
  Depreciation                                                      52,600          79,661
  Changes in operating assets and liabilities:
     Accounts receivable                                               467        (235,897)
     Inventories                                                   (17,678)          1,854
     Prepaid expenses                                              (13,581)        (15,618)
     Accounts payable and other accrued expenses                   (32,194)        (21,645)
     Unearned revenue                                              (26,236)        (32,160)
                                                           -------------------------------
Net cash provided by operating activities                          480,260         186,884

Investing activities
Purchase of property and equipment                                 (24,730)              -
                                                           -------------------------------
Net cash used in investing activities                              (24,730)              -

Financing activities
Repayments of notes payable                                        (59,736)        (50,528)
Dividends paid                                                    (582,182)              -
Shareholder advances, net                                                -         146,836
                                                           -------------------------------
Net cash used in (provided by) financing activities               (641,918)         96,308
                                                           -------------------------------

Net (decrease) increase in cash                                   (186,388)        283,192
Cash at beginning of period                                        441,305         425,193
                                                           -------------------------------
Cash at end of period                                          $   254,917       $ 708,385
                                                           ===============================

Supplemental disclosure
Cash paid for interest                                         $   132,622       $ 149,173
                                                           ===============================

See accompanying selected notes.

                          Eager Beaver Car Wash, Inc.

                     Selected Notes to Financial Statements
                                  (Unaudited)

1. Organization and Description of Business

Eager Beaver Car Wash, Inc. (the "Company") was incorporated in Florida in September 1976. The Company operates car wash facilities and a lubrication center from five locations throughout west central and south central Florida. The Company's operations provide a full line of car cleaning services including washing, waxing, and detailing services.

2. Summary of Significant Accounting Policies

Basis of Presentation

These interim financial statements reflect all adjustments (consisting of normal recurring accruals), which in the opinion of management, are necessary for a fair presentation of results of operations for the interim periods presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue is generally recognized at the time services are performed. Credit is extended to certain businesses and municipalities who have multiple vehicles for which services are performed based upon evaluation of the customer's financial condition, and generally collateral is not required.

Cash and Cash Equivalents

Cash and cash equivalents include all highly-liquid investments which have an original maturity of three months or less at the date of purchase. Cash equivalents are stated at cost which approximates market value. Deposits with banks are generally federally insured in limited amounts.

Inventories

Inventories are stated at cost which is not in excess of market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of various chemical cleaning supplies used in the Company's operations and merchandise inventory sold at impulse counters in each of the Company's locations.

                          Eager Beaver Car Wash, Inc.

                                  (Unaudited)


2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is generally computed on a straight line basis for financial reporting purposes and accelerated methods for income tax purposes. The ranges of estimated useful lives are as follows:

                                                           Years
                                                    -----------------

                   Buildings and improvements             25 - 31
                   Machinery and equipment                  5 - 7
                   Furniture and fixtures                   5 - 7

Advertising Costs

Advertising costs are expensed as incurred and are included in selling, general, and administrative expenses in the accompanying statements of income.

Income Taxes

The Company has an elected S Corporation income tax status whereby its taxable income and tax credits are included in the personal income tax returns of Eager Beaver's stockholders and the resulting tax liabilities or benefits are those of the stockholders. Therefore no provision or liability for income taxes is reflected in the financial statements.

Unearned Revenue

Unearned revenue represents a liability to the Company for outstanding gift certificates and ticket books sold but not yet redeemed. The Company estimates these unredeemed amounts based on gift certificate and ticket book sales and redemptions throughout the year as well as utilizing historical sales and redemption rates.

3. Subsequent Event

Effective September 9, 1999, the stockholders of the Company sold all of their outstanding common stock to a wholly-owned subsidiary of Mace Security International, Inc.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                    AND THE SIX MONTHS ENDED JUNE 30, 1999


The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to (i) the acquisition on May 17, 1999 of all the outstanding stock of Colonial Full Service Car Wash, Inc. ("Colonial") by Mace Security International, Inc. (the "Registrant" or "Mace") for total consideration paid by Mace of approximately $15.1 million; (ii) the acquisition of substantially all of the assets of Genie Car Wash, Inc. of Austin, Genie Car Care Center, Inc., and Genie Car Service Center, Inc. (collectively, "Genie") from Genie and Cornett Limited Partnership (collectively with Genie, the "Sellers") for total consideration of approximately $11,750,000; (iii) the acquisition of the stock of American Wash Services, Inc. ("AWS") from Louis D. Paolino, Jr. and Red Mountain Holdings, Ltd. for total consideration of approximately $8,153,000; (iv) the acquisition of substantially all of the assets of Stephen Bulboff and Stephen B. Properties, Inc. ("Bulboff") for total consideration of approximately $3,744,000; (v) the acquisition of the stock of Innovative Control Systems, Inc. ("ICS") for 603,721 shares; (vi) the acquisition of the stock of 50's Classic Car Wash of Lubbock, Inc. and CRCD, Inc. (collectively "50's Classic") for 91,677 shares
(vii) the acquisition of substantially all of the assets of Quaker Car Wash, Inc. ("Quaker") for total consideration of approximately $2,895,000; and (viii) the acquisition of the stock of Eager Beaver Car Wash, Inc. ("Eager Beaver") for 656,869 shares. The ICS, 50's Classic and Eager Beaver business combinations were accounted for using the pooling of interests method, and as a result, no material pro forma adjustments were deemed necessary to reflect the results of operations on a consolidated basis for these business combinations.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 gives effect to the aforementioned transactions as if the transactions had occurred on January 1, 1998. Additionally, the pro forma consolidated statement of operations for the year ended December 31, 1998 includes the results of Eager Beaver for its fiscal year ended January 31, 1999. Similarly, the pro forma consolidated statement of operations for the six months ended June 30, 1999 include the results of Eager Beaver for its six months ending July 31, 1999.
The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Mace Security International, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Mace Security International, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Mace Security International, Inc. as of December 31, 1998 and for each of the two years in the period then ended appearing in the Company's Form 10-KSB and the historical financial statements of Eager Beaver appearing elsewhere in this filing.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1998
               (In thousands, except shares and per share data)

                                                             Colonial Full                      American         Stephen Bulboff
                                       Mace Security          Service Car        Genie            Wash            and Stephen B.
                                      International, Inc.      Wash, Inc.       Car Wash       Services, Inc.    Properties, Inc.
                                      ------------------     ------------       --------       -------------     ---------------
Net sales                               $        2,404       $    10,697        $   6,553      $      645        $        1,288
Cost of sales                                    1,230             9,248            4,708             453                   603




Selling, general and administrative              1,719               955            1,914             126                   297

                                      ----------------       -----------        ---------      ----------        --------------

           Operating (loss) income                (545)              494              (69)             66                   388

Other income (expense):
       Interest expense, net                        42              (528)               5               -                  (211)
       Other income                                221                53                6               -                     -
                                      ----------------       -----------        ---------      ----------        --------------
(Loss) income from operations before
       income tax expense                         (282)               19              (58)             66                   177

Income tax expense                                  (4)              (19)               -             (16)                    -
                                      ----------------       -----------        ---------      ----------        --------------
Net (loss) income                     $           (286)      $         -        $     (58)     $       50        $          177
                                      ================       ===========        =========      ==========        ==============
Net (loss) income per common share:   $          (0.04)
                                      ================
Weighted average number of
       common shares outstanding             6,987,127
                                      ================


                                      Innovative    50's Car Wash of                   Eager
                                       Control      Lubbock, Inc. and  Quaker Car    Beaver Car     Pro Forma        Pro Forma
                                     Systems, Inc.     CRCD, Inc.       Wash, Inc.    Wash, Inc.   Adjustments      Consolidated
                                    -------------    -----------------  ----------   -----------   ------------     -------------
Net sales                           $       2,029    $         780      $    1,150   $     3,986   $          -     $      29,532
Cost of sales                               1,206              437             432         2,598           (297)(1)        20,600
                                                                                                             79 (2)
                                                                                                            (32)(7)
                                                                                                            (59)(8)
                                                                                                             (6)(9)

Selling, general and administrative           944              210             369           460           (569)(4)         6,065
                                                                                                           (360)(5)
                                    -------------    -------------      ----------   -----------   ------------     -------------
           Operating (loss) income           (121)             133             349           928          1,244             2,867

Other income (expense):
       Interest expense, net                  (30)             (61)            (80)         (266)          (380)(6)        (1,509)
       Other income                             -                5              50            59              -               394
                                    -------------    -------------      ----------   -----------   ------------     -------------
(Loss) income from operations before
       income tax expense                    (151)              77             319           721            864             1,752
Income tax expense                              -                -               -             -           (661)(10)         (700)
                                    -------------    -------------      ----------   -----------   ------------     -------------
Net (loss) income                   $        (151)   $          77      $      319   $       721   $        203     $       1,052
                                    =============    =============      ==========   ===========   ============     =============
Net (loss) income per common share:                                                                                 $        0.09
                                                                                                                    =============

Weighted average number of
       common shares outstanding                                                                                       11,858,918(3)
                                                                                                                    =============

Notes to Unaudited Pro Forma Consolidated Statement of Operations Adjustments

The Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1998 has been adjusted to reflect the following:

(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1998, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1998, net of historical depreciation and amortization expense of Genie.

(3) For purpose of determining pro forma earnings per share, the issuance of 1,251,000, 533,333, 628,362, 860,000, 603,721, 91,677, 236,876 and 656,869
     shares, respectively, of unregistered shares of common stock to affect the acquisition of Colonial, Genie, AWS, Bulboff, ICS, 50's Classic, Quaker and Eager Beaver were assumed to be outstanding from January 1, 1998 by Mace.

(4) To eliminate intercompany administrative charges of $569,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $360,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $380,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1998, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff had been completed on January 1, 1998, net of historical depreciation and amortization expense of Bulboff.

(9) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Quaker had been completed on January 1, 1998, net of historical depreciation and amortization expense of Quaker.

(10) The Company's pro forma tax provision reflects an effective tax rate of 40% considering federal and state income taxes and the effect of certain non-deductible costs principally related to acquisitions consummated.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Six Months Ended June 30, 1999
               (In thousands, except shares and per share data)

                                                          Colonial Full               American       Stephen Bulboff   Innovative
                                     Mace Security         Service Car     Genie        Wash         and Stephen B.      Control
                                     International, Inc.    Wash, Inc.   Car Wash    Services, Inc.  Properties, Inc. Systems, Inc.
                                     ------------------   ------------   --------    -------------   ---------------- ------------
Net sales                              $        4,087      $     4,050   $   2,748    $      1,143      $        799   $     1,613
Cost of sales                                   2,516            3,239       2,004             713               409           970





Selling, general and administrative             1,569              741         870             430               217           521

Restructuring and change in control
charges                                         1,519                -           -               -                 -             -
                                     ----------------     ------------   ---------   -------------   ---------------  ------------

          Operating (loss) income              (1,517)              70        (126)              -               173           122

Other income (expense):
     Interest expense, net                        (27)            (191)          1               -              (157)          (21)
     Other income (expense)                       (16)              23           5               -                 -           (13)
                                     ----------------     ------------   ---------   -------------   ---------------  ------------
(Loss) income
     before income tax expense                 (1,560)             (98)       (120)              -                16            88
Income tax expense (benefit)                     (350)               -           -               -                 -             -
                                     ----------------     ------------   ---------   -------------   ---------------  ------------
Net (loss) income                    $         (1,210)    $        (98)  $    (120)  $           -   $            16  $         88
                                     ================     ============   =========   =============   ===============  ============
Net loss per common share            $          (0.16)
                                     ================
Weighted average number of
     common shares outstanding              7,454,292
                                     ================

                                         50's Car Wash of                      Eager
                                        Lubbock, Inc. and     Quaker Car     Beaver Car     Pro Forma            Pro Forma
                                            CRCD, Inc.        Wash, Inc.     Wash, Inc.    Adjustments          Consolidated
                                        -----------------     ---------      ----------    -----------          ------------
Net sales                               $            397      $     507      $    2,138     $        -          $     17,482
Cost of sales                                        233            287           1,204           (119) (1)           11,408
                                                                                                    48  (2)
                                                                                                   (62) (7)
                                                                                                   (31) (8)
                                                                                                    (3) (9)

Selling, general and administrative                  124            112             337           (232) (4)            4,494
                                                                                                  (195) (5)
Restructuring and change in control
charges                                                -                              -                                1,519
                                        ----------------      ---------      ----------    -----------          ------------

          Operating (loss) income                     40            108             597            594                    61

Other income (expense):
     Interest expense, net                           (27)           (31)           (120)          (144) (6)             (717)
     Other income (expense)                            4             56              40              -                    99
                                        ----------------      ---------      ----------    -----------          ------------

(Loss) income
     before income tax expense                        17            133             517            450                  (557)
Income tax expense (benefit)                           -              -               -            127 (10)             (223)
                                        ----------------      ---------      ----------    -----------          ------------
Net (loss) income                       $            17       $     133      $      517    $       323          $       (334)
                                        ===============       =========      ==========    ===========          ============

Net loss per common share                                                                                       $      (0.03)
                                                                                                                ============
Weighted average number of
     common shares outstanding                                                                                    11,877,811 (3)
                                                                                                                ============

The Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 1999 has been adjusted to reflect the following:


(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(3) For purpose of determining pro forma earnings per share, the weighted effect of the issuance of 1,251,000, 533,333, 628,362, 860,000, 603,721,
     91,677, 236,876 and 656,869 shares, respectively, of unregistered shares of common stock to affect the acquisition of Colonial, Genie, AWS, Bulboff, ICS, 50's Classic, Quaker and Eager Beaver were assumed to be outstanding from January 1, 1999 by Mace.

(4) To eliminate intercompany administrative charges of $232,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $195,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $144,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1999, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff had been completed on January 1, 1999, net of historical depreciation and amortization expense of Bulboff.

(9) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Quaker had been completed on January 1, 1998, net of historical depreciation and amortization expense of Quaker.

(10) The company's pro forma tax provision reflects an effective tax rate of 40% considering federal and state income taxes and the effect of certain non-deductible costs principally related to acquisitions consummated.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              As of June 30, 1999
                                (In thousands)

                                                               American      Stephen Bulboff    Innovative      50's Car Wash of
                                           Mace Security         Wash        and Stephen B.       Control       Lubbock, Inc. and
                                        International, Inc.  Services, Inc.  Properties, Inc.   Systems, Inc.      CRCD, Inc.
                                        -------------------  --------------  ----------------   ------------    -----------------
ASSETS
Current assets:
     Cash and cash equivalents          $           6,061    $         70    $            48     $        33    $           11

     Accounts receivable, net                       1,099               2                  -             281                 2
     Inventories                                    1,790              36                 15             401                12
     Deferred income taxes                            714               -                  -               -                 -
     Prepaid expenses and other                       811             113                104              69                 -
                                        -----------------    ------------    ---------------    ------------    --------------
         Total current assets                      10,475             221                167             784                25

     Net assets of discontinued
     operations                                       245               -                  -               -                 -
     Property and equipment, net                   21,247           3,888              1,132              81               678

     Intangibles, net                               5,457               -                  -             126                 -

     Other assets                                   1,770           1,424                  -               -                 -
                                        -----------------    ------------    ---------------    ------------    --------------
         Total Assets                   $          39,194    $      5,533    $         1,299     $       991    $          703
                                        =================    ============    ===============     ===========    ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                   $           1,243     $       376     $           60     $       326    $           17
     Accrued expenses                               2,325             129                 11             401                15
     Current portion of long term
     debt                                          10,066             161              2,140             732                41
                                        -----------------    ------------    ---------------    ------------    --------------
     Total current liabilities                     13,634             666              2,211           1,459                73

Deferred income taxes                               1,412              16                  -               -                 -
Long term debt, less current
portion                                               939               -                  -              27               567
Other long term liabilities                                             -                  -               -                 -
                                        -----------------    ------------    ---------------    ------------    --------------
         Total liabilities                         15,985             682              2,211           1,486               640

Commitments and contingencies

Stockholders' equity:
         Common stock                                  96               -                 12               -                 2

     Additional paid-in capital                    28,549           4,800                  -             770                78


     Treasury stock                                   (52)              -                  -               -                 -
     (Accumulated deficit)
     retained earnings                             (5,384)             51               (924)         (1,265)              (17)

                                        -----------------    ------------    ---------------    ------------    --------------

         Total stockholders' equity                23,209           4,851               (912)           (495)               63
                                        -----------------    ------------    ---------------    ------------    --------------

         Total liabilities and
              stockholders' equity      $          39,194    $      5,533    $         1,299     $       991    $          703
                                        =================    ============    ===============     ===========    ==============

                                                      Eager
                                     Quaker Car    Beaver Car       Pro Forma         Pro Forma
                                     Wash, Inc.    Wash, Inc.      Adjustments        Consolidated
                                     ----------    -----------     -----------        ------------
ASSETS
Current assets:
     Cash and cash equivalents       $       70    $       255     $    (4,688)  (1)   $     747
                                                                        (1,113)  (3)

     Accounts receivable, net                13             38             (13)  (3)       1,422
     Inventories                              8            109              (8)  (3)       2,363
     Deferred income taxes                    -              -                               714
     Prepaid expenses and other               4             21              (4)  (3)       1,118
                                     ----------    -----------     -----------        ----------
         Total current assets                95            423          (5,826)            6,364

     Net assets of discontinued
     operations                               -              -                               245
     Property and equipment, net            731          3,670           2,312   (1)      37,605
                                                                         2,527   (2)
                                                                         1,339   (3)

     Intangibles, net                         -              -             991   (1)       7,087
                                                                           513   (2)

     Other assets                         1,506             77          (1,506)  (3)       3,271

                                     ----------    -----------     -----------        ----------
         Total Assets                $    2,332    $     4,170     $       350        $   54,572
                                     ==========    ===========     ===========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                $       15    $        25     $       (15)  (3)  $    2,047
     Accrued expenses                        14            329             138   (3)       3,362
     Current portion of long term
     debt                                    54            123            (240)  (2)      13,023
                                                                           (54)  (3)
                                     ----------    -----------     -----------        ----------
     Total current liabilities               83            477            (171)  (3)      18,432

Deferred income taxes                         -              -               -             1,428
Long term debt, less current
portion                                   1,260          3,672          (1,260)  (3)       5,205
Other long term liabilities                   -              -           2,114   (1)       2,114
                                     ----------    -----------     -----------        ----------
         Total liabilities                1,343          4,149             683            27,179

Commitments and contingencies

Stockholders' equity:
         Common stock                         1              -               6   (1)         117
                                                                            (1)  (2)
                                                                             1   (3)

     Additional paid-in capital               -            102          (3,454)  (1)      34,075
                                                                         1,844   (2)
                                                                         1,386   (3)

     Treasury stock                           -                              -               (52)
     (Accumulated deficit)
     retained earnings                      988            (81)            (51)  (1)      (6,747)
                                                                           924   (2)
                                                                          (988)  (3)
                                     ----------    -----------     -----------        ----------
         Total stockholders' equity         989             21            (333)           27,393
                                     ----------    -----------     -----------        ----------
         Total liabilities and
              stockholders' equity   $    2,332    $     4,170     $       350        $   54,572
                                     ==========    ===========     ===========        ==========

Notes to Unaudited Pro Forma Consolidated Balance Sheet Adjustments

The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999 has been adjusted to reflect the following:

(1) On March 26, 1999, the Company entered into a merger agreement for the pending acquisitions of all the outstanding stock of American Wash Services, Inc. for total cash consideration to be paid by Mace Security International, Inc. of $4,688,000 and the issuance of 628,362 unregistered shares of Mace common stock. The acquisition closed on July 1, 1999. Additionally, as part of the purchase price consideration, Mace issued assignable warrants to purchase 1,570,000 shares of common stock at a purchase price of $1.375 per share and warrants to purchase an additional 250,000 shares of common stock at a purchase price of $2.50 per share. The terms of the warrants are more fully described in the Merger Agreement.
     The acquisition is anticipated to be accounted for under the purchase method. Pursuant to the terms of the merger agreement, all property, equipment, other assets and working capital will be acquired and all liabilities will be assumed. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

     Property and equipment.............................................. $7,191,000
     Net current assets acquired.........................................    221,000
     Other assets acquired...............................................  1,424,000
     Other liabilities...................................................   (682,000)
                                                                          ----------
                                                                          $8,154,000
                                                                          ==========

(2) On July 1, 1999, the Company, through a wholly owned subsidiary, acquired all of the car wash related assets of Stephen Bulboff and Stephen B. Properties, Inc. ("Bulboff") pursuant to the terms of a Real Estate and Asset Purchase Agreement dated March 8, 1999 for an aggregate purchase price of 1,060,000 unregistered shares of the Company's common stock, par value $.01 per share plus cash of $1,900,000 from working capital.
     Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating 10 full service car washes in Pennsylvania, Delaware and New Jersey. The acquisition is anticipated to be accounted for using the "purchase" method of accounting. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

     Property and equipment....................................... $3,659,000
     Net current assets acquired..................................    167,000
     Other liabilities............................................    (82,000)
                                                                   ----------
                                                                   $3,744,000
                                                                   ==========

(3) On September 9, 1999, the Company acquired all of the car wash related assets of Quaker pursuant to the terms of a Car Wash Asset Purchase/Sale Agreement dated August 26, 1998 for an aggregate purchase price of $2,895,000 consisting of $1,850,000 worth of unregistered shares of the Company's common stock, valued at a strike price of $7.81 per share, and cash of $1,045,000 paid from working capital. Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating one full service car wash in Texas. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

     Property and equipment........................................ $2,070,000
     Net current assets acquired...................................    513,000
     Other liabilities.............................................   (152,000)
                                                                    ----------
                                                                    $2,431,000
                                                                    ==========

                                 EXHIBIT INDEX


Exhibit        Description
               -----------
No.
---

23.1      Consent of Ernst & Young LLP